UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 22, 2016

STRYKER CORPORATION
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-9165 (Commission File Number)	38-1239739 (IRS Employer Identification No.)

2825 Airview Boulevard, Kalamazoo, Michigan (Address of principal executive offices)		49002 (Zip Code)

Registrant's telephone number, including area code: 269.385.2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Stryker Corporation announced on January 26, 2016 that William R. Jellison has decided to retire from his role as Vice President, Chief Financial Officer effective April 1, 2016 and that Glenn Boehnlein, who currently serves as Group Vice President, Chief Financial Officer for Med Surg & Neurotechnology, has been promoted to Vice President, Chief Financial Officer effective April 1.

Mr. Jellison has entered into a Transition Agreement with the Company pursuant to which he will continue to be employed as an Advisor to the Chief Financial Officer from April 1, 2016 through March 31, 2017 to ensure a smooth transition. During the advisory period, Mr. Jellison will continue to receive base salary at his current annual rate of $554,000 and will be entitled to receive an advisory period incentive bonus in the amount of $387,800 provided he remains employed in the advisory capacity through December 31, 2016 and an additional $150,000 if he continues through the conclusion of the advisory period on March 31, 2017. Pursuant to the terms of the plans and award agreements under which he has been granted stock options, restricted stock units and performance stock units, any unvested grants will lapse when his employment terminates and stock options that are vested on that date will lapse unless exercised within 30 days thereafter.

Pursuant to the letter agreement establishing Mr. Boehnlein’s compensation in his new role, Mr. Boehnlein will receive a base salary at the annual rate of $550,000. Mr. Boehnlein’s bonus potential will be 80% of his annual salary. His actual bonus will be prorated based on the portion of the year that he serves as Vice President, Chief Financial Officer and will be determined based on performance against objectives to be developed with the Company’s Chairman and Chief Executive Officer. The letter agreement also provides that the Company’s Chairman and Chief Executive Officer will recommend that the Board of Directors and Compensation Committee approve the award to him of stock options and performance stock units having a grant date fair value of $1,900,000, comprised of 50% in stock options and 50% in performance stock units, on the regular annual equity award grant date in February 2016. Mr. Boehnlein will be eligible to receive benefits in accordance with the Company’s US Domestic Mobility Program with respect to his relocation to the Company’s headquarters in Kalamazoo, Michigan, including a lump sum payment of $18,000, and the other benefits generally available to the members of the Company’s executive leadership team

The summary descriptions of the Transition Agreement with Mr. Jellison and the letter Agreement with Mr. Boehnlein contained in this Form 8-K are not complete and are qualified in their entirety by, and should be read in conjunction with, the complete text of such agreements that are filed as Exhibit 10.1 and 10.2, respectively, to this Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits
10.1 Transition Agreement between Stryker Corporation and William R. Jellison. 10.2 Letter Agreement between Stryker Corporation and Glenn Boehnlein
99.1 Press Release dated January 26, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRYKER CORPORATION
(Registrant)

January 26, 2016	/s/ DEAN H. BERGY
Date	Dean H. Bergy, Vice President, Corporate Secretary